UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

CDW Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International

Lincolnshire, Illinois 60069

(Address of Principal Executive Offices) (Zip Code)

(847) 465-6000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CDW Corporation (“CDW” or the “Company”) today announced that Ilaria Mocciaro will be joining the Company as its Vice President, Controller and Chief Accounting Officer on September 8, 2020. Ms. Mocciaro, age 49, will join CDW from Anixter International where she served as Senior Vice President – Global Controller and Chief Accounting Officer from November 2016 through August 2020. Prior to Anixter International, Ms. Mocciaro served as Chief Accounting Officer for the Agricultural Equipment and Construction Equipment segments of CNH Industrial from 2013 – 2016 and as its Director, Technical Accounting and Reporting from 2011 – 2013. She also served as Director, Internal Audit at McMaster-Carr Supply Company from 2010 – 2011 and in various positions up to senior manager at Ernst & Young LLP from 1998 – 2010. Ms. Mocciaro is a graduate of the Universita’ Cattolica del Sacro Cuore in Milan, Italy and is a Certified Public Accountant.

Ms. Mocciaro will receive a base salary of $375,000, an annual bonus target under the Company’s Senior Management Incentive Plan of $200,000, prorated for 2020 and with a guaranteed minimum bonus for 2020 equal to the prorated target, and an annual target award under the Company’s Long-Term Incentive Plan of $185,000, prorated for 2020. Additionally, she will receive a one-time sign-on equity award with a target value as of the grant date of $116,667. Ms. Mocciaro also will participate in the Company’s Vice President and Director-level Management Compensation Protection Plan (the “Plan”), which provides six months of severance payments and benefits and outplacement in the event of a qualifying termination under the Plan. As a condition to her participation in the Plan, Ms. Mocciaro will execute a Noncompetition Agreement that includes six-month noncompetition and twelve-month nonsolicitation restrictions and provisions regarding confidentiality and intellectual property. If she breaches the Noncompetition Agreement, all severance payments and benefits under the Plan cease and she must repay to the Company all severance payments and benefits received under the Plan.

Ms. Mocciaro has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Ms. Mocciaro and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Neil B. Fairfield, Vice President, Controller and Chief Accounting Officer, will be stepping down from his current position when Ms. Mocciaro joins the Company and will continue to provide services to the Company until March 2021 to assist with transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: September 4, 2020	/s/ Collin B. Kebo
Collin B. Kebo
Senior Vice President & Chief Financial Officer